Exhibit 23(h)6(a)

         Amendment No. 1 to Amended and Restated Participation Agreement among The Phoenix Edge Series Fund, Phoenix Life Insurance Company, PHL Variable Insurance Company and Phoenix Life and Annuity Company

         AMENDMENT NO. 1 TO AMENDED AND RESTATED PARTICIPATION AGREEMENT

The Amended and Restated Participation Agreement (the "Agreement"), dated as of January 1, 2007, by and among The Phoenix Edge Series Fund, a Massachusetts business trust (the "Fund"), Phoenix Life Insurance Company, a New York insurance company (the "Company"), PHL Variable Insurance Company ("PHLVIC"), and Phoenix Life and Annuity Company ("PLAC"), on its and their own behalf and on behalf of each separate account set forth on Schedule A (each such account of the Company, PHLVIC and PLAC shall collectively referred to as the "Accounts"). The parties now desire to amend the Amended and Restated Participation Agreement in this amendment ("Amendment").

Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment

                                            AMENDMENT

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Amended and Restated Participation Agreement as follows:

1. The term "National Association of Securities Dealers, Inc. (the "NASD") is hereby replaced with "Financial Industry Regulatory Authority ("FINRA")" throughout the Agreement.

2. The third Whereas recital is amended and restated in its entirety as follows:

"WHEREAS, each of the Portfolios is managed by Phoenix Variable Advisors, Inc. (the "Adviser") who is duly registered as an investment adviser under the federal Investment Advisers Act of 1940 and any applicable state securities laws;"

3. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

4. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

This Amendment is executed effective as of March 1, 2008.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative.

         PHOENIX LIFE INSURANCE COMPANY


         By:      /s/ Gina Collopy O'Connell

         Name:    Gina Collopy O'Connell
         Its:     Senior Vice President

         THE PHOENIX EDGE SERIES FUND


         By:      /s/ John H. Beers
                  ------------------
         Name:    John H. Beers
         Its:     Assistant Secretary

         PHL VARIABLE INSURANCE COMPANY


         By:      /s/ Gina Collopy O'Connell
                  ---------------------------
         Name:    Gina Collopy O'Connell
         Its:     Senior Vice President

                        PHOENIX LIFE AND ANNUITY COMPANY

         By:      /s/ Gina Collopy O'Connell
                  --------------------------
         Name:    Gina Collopy O'Connell
         Its:     Senior Vice President

                                   SCHEDULE A

                               SEPARATE ACCOUNTS

PHOENIX LIFE INSURANCE COMPANY

 PHOENIX LIFE VARIABLE ACCUMULATION ACCOUNT ('40 ACT REG. # 811-03488)

 (Separate account established:  6/21/82)

 PHOENIX LIFE VARIABLE UNIVERSAL LIFE ACCOUNT ('40 ACT REG. # 811-04721)

 (Separate account established:  6/17/85)

The following separate accounts are closed to new business.  '33 ACT REG. # '40 ACT REG.
                                                                     ------         ----
These accounts invest in the Phoenix Capital Growth Series.                 #
                                                                            -

PHOENIX LIFE SEPARATE ACCOUNT B                              002-33165      N/A
PHOENIX LIFE SEPARATE ACCOUNT C                              033-49564      811-02268
PHOENIX LIFE SEPARATE ACCOUNT D                              033-49562      811-02269


PHL VARIABLE INSURANCE COMPANY

 PHL VARIABLE ACCUMULATION ACCOUNT ('40 ACT REG. NO. 811-08914)
 (Separate account established:  12/7/94)

 PHL VARIABLE ACCUMULATION ACCOUNT II ('40 ACT REG. NO. 811-22146) (Separate account established: October 25, 2007)

PHLVIC VARIABLE UNIVERSAL LIFE ACCOUNT ('40 ACT REG. NO. 811-09065)

(Separate account established:  9/10/98)




PHOENIX LIFE AND ANNUITY COMPANY

 PHOENIX LIFE AND ANNUITY VARIABLE UNIVERSAL LIFE ACCOUNT ('40 ACT REG.
  NO. 811-07835) (Separate account established:  7/1/96)